Exhibit 99.1
BridgeBio Reports First Quarter 2026
Financial Results and Corporate Updates
-$194.5 million in total first quarter revenues, comprised of $180.6 million of U.S. Attruby® net product revenue, with strong prescribing growth and patient persistence driving continued commercial momentum
-Continued broad uptake among all patient types and HCP segments with particularly strong and growing demand in treatment naïve patients; global launch gaining traction with recent Brazil approval
-Real-world evidence reinforces the differentiation demonstrated in trial data. Analysis recently released on medRxiv.org shows Attruby reduces diuretic intensification by 43% compared to tafamidis; in addition, an independent real world evidence study presented at SCAI also revealed statistically significant outcome improvements associated with acoramidis as compared to tafamidis (Jahan, Valley Health System)
-BridgeBio submitted its first of three planned NDAs to the FDA for BBP-418 in LGMD2I/R9; on track for the other NDAs for encaleret in ADH1 to be submitted in 1H 2026 and for oral infigratinib in achondroplasia to be submitted in Q3 2026. All three programs may be eligible for priority review
-$940.2 million in cash, cash equivalents, and marketable securities as of March 31, 2026
-The Board of Directors authorized a share repurchase program of up to $500 million of the company's outstanding common stock
PALO ALTO, Calif., May 7, 2026 — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a commercial-stage, multi-product biopharmaceutical company focused on developing medicines for genetic conditions, announced today its financial results for the first quarter ended March 31, 2026, and provided an update on Attruby’s commercial progress.

Pipeline Overview:

Program	Status	Next expected milestone
Acoramidis for ATTR-CM	Approved in U.S., E.U., Japan, Switzerland, Brazil, and U.K.	New data to be shared at ESC Heart Failure 2026
BBP-418 for LGMD2I/R9	NDA submitted to FDA	FDA sets PDUFA date
Encaleret for ADH1	CALIBRATE, Phase 3 study positive topline results released	Submit NDA to FDA in 1H 2026
Infigratinib for achondroplasia	PROPEL 3, Phase 3 study positive topline results released	Submit NDA to FDA in Q3 2026
Encaleret for chronic hypoparathyroidism	Phase 2 proof-of-principle study and FDA End of Phase 2 interaction completed	Phase 3 study to be initiated in Summer 2026
Infigratinib for hypochondroplasia	ACCEL 2/3, Phase 2 portion enrollment completed	Phase 2 data in 2H 2026
Depleter for ATTR-CM	Development candidate nomination	Submit IND to the FDA in 2027
“I’m excited for the opportunity to begin educating on the differentiation we are seeing in the real world with Attruby, which is consistent with its biochemical differentiation. Furthermore, the company is in a period of focused execution, and I anticipate efficient filing, approval, and pre-commercial activities over the coming 12 months setting us up for three critical launches. Finally, because the company is fully financed but trading at a deep discount to intrinsic value, we think it prudent to begin share buybacks which at this point offer an attractive risk-adjusted return relative to other uses of capital,” said Neil Kumar, Ph.D., Co-Founder and CEO of BridgeBio.
Commercial Updates:
The first quarter total revenues, net totaled $194.5 million, comprised of $180.6 million of U.S. Attruby net product revenue, $9.5 million from royalty revenue, and $4.4 million in license and services revenue.
"This was another strong quarter for Attruby, highlighting the continued durable growth trajectory for use in ATTR-CM by physicians compounding quarter over quarter," said Matt Outten, Chief Commercial Officer of BridgeBio. "Beyond Attruby, we have assembled commercial teams for LGMD2I/R9, ADH1, and achondroplasia, preparing to serve these communities from day one. We have a commercial organization that knows how to launch, how to scale, and how to build, and we are just getting started."
Pipeline Updates:
Attruby (acoramidis) – First and only near-complete (≥90%) transthyretin (TTR) stabilizer for treatment of transthyretin amyloid cardiomyopathy (ATTR-CM):
•On May 4, 2026, the Brazilian Health Regulatory Agency (ANVISA) approved BEYONTTRA™ (acoramidis) for use in adult patients with ATTR-CM in Brazil.
•Attruby demonstrated a statistically significant 44.7% reduction in all-cause mortality and 49.3% reduction in cardiovascular mortality through Month 54, representing the earliest timepoint with this magnitude of benefit in an open-label extension study. These results reinforce Attruby’s differentiated and durable impact on survival in ATTR-CM. Treatment also showed sustained disease modification, including mitigation of NT-proBNP progression and durable improvements in quality of life. These findings were presented as a late-breaking oral presentation at ACC 2026 and simultaneously published in JAMA Cardiology.1
•Additional data on Attruby will be shared in a late-breaking oral presentation at Heart Failure 2026, organized by the Heart Failure Association of the European Society of Cardiology (ESC-Heart Failure) on May 11, 2026 at 3:30 pm CEST.
BBP-418 – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
•BridgeBio believes BBP-418 is positioned to become the first approved therapy for individuals living with LGMD2I/R9, addressing a significant unmet need in this disease and potentially representing the first approval of a therapy for any form of LGMD.
•The Company has submitted a New Drug Application (NDA) to the FDA for oral BBP-418.
•With Fast Track Designation and the potential for BBP-418 to address unmet need in LGMD2I/R9, the NDA for BBP-418 may be eligible for Priority Review.
•The Company anticipates a U.S. launch in late 2026/early 2027.
•FORTIFY, the Phase 3 clinical trial of BBP-418, successfully met all pre-specified primary and secondary endpoints of its 12-month interim analysis, supporting its potential as a disease-modifying therapy. The topline results can be found here.
•Additional positive results demonstrating the rapid and consistent treatment effect and favorable safety profile of BBP-418 were presented in March at the 2026 MDA Clinical and Scientific Conference in a late-breaking oral presentation.2
•Based on the FORTIFY interim analysis results, BridgeBio is also engaging regulatory agencies to identify an expedited path to approval for BBP-418 in Europe.
•BBP-418 has received a Rare Pediatric Designation from the FDA. If BBP-418 is approved, BridgeBio may qualify for a Priority Review Voucher.
•The Company intends to initiate clinical studies of BBP-418 in LGMD2I/R9 for individuals less than 12 years of age and in LGMD2M/R13 and LGMD2U/R20 in the near future.
Encaleret – Calcium-sensing receptor (CaSR) antagonist for autosomal dominant hypocalcemia type 1 (ADH1) and chronic hypoparathyroidism:
•BridgeBio believes encaleret is positioned to become the first approved therapy specifically indicated for individuals living with ADH1.
•The Company intends to submit an NDA to the FDA in the first half of 2026, followed by a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in the second half of the year.
•The Company anticipates a U.S. launch in early 2027.
•Primary results from CALIBRATE, the Phase 3 registrational clinical trial of encaleret, will be shared in an oral presentation at the 2026 European Congress of Endocrinology (ECE) on May 12, 2026 at 11:50 am CEST. Topline results can be found here.
•Diagnosis of ADH1 in the U.S. continues to accelerate, with >1,970 unique patients identified under the dedicated ICD-10 code for autosomal dominant hypocalcemia (E20.810) from its introduction in October 2023 through January 2026.
1 https://jamanetwork.com/journals/jamacardiology/fullarticle/2847055
2 https://investor.bridgebio.com/news/news-details/2026/BBP-418-Demonstrates-Consistent-Efficacy-and-Favorable-Safety-Profile-in-Phase-3-FORTIFY-Interim-Analysis-in-LGMD2IR9/default.aspx

•CALIBRATE-PEDS, a registrational Phase 2/3 study of encaleret in pediatric ADH1, has dosed the first participant in the trial.
•The Company also plans to initiate RECLAIM-HP, a Phase 3 study of encaleret in chronic hypoparathyroidism in summer 2026, expanding the potential encaleret franchise beyond ADH1.
Infigratinib – FGFR3 inhibitor for achondroplasia and hypochondroplasia:
•BridgeBio believes infigratinib is positioned to become the first approved oral therapy and a potential best-in-class option for children living with achondroplasia and hypochondroplasia.
•The Company intends to submit an NDA to the FDA in the third quarter of 2026, and an MAA to the EMA in the second half of 2026.
•The Company anticipates a U.S. launch in early to mid 2027.
•PROPEL 3, the Phase 3 clinical trial of infigratinib in achondroplasia, successfully achieved its pre-specified primary efficacy endpoint of change from baseline in absolute height velocity (AHV) at Week 52 (p<0.0001). In addition, infigratinib showed the first statistically significant improvement in body proportionality against placebo in achondroplasia in children 3 to younger than 8 years old in a pre-specified exploratory analysis. The topline results can be found here.
•The Company has initiated development of the achondroplasia program from birth to < 3 years old and is actively enrolling participants.
•The Company is enrolling participants in the observational run-in study for the Phase 3 trial for hypochondroplasia. The Phase 2 data is expected in the second half of 2026.
Share Buyback Program:
The Board of Directors has approved a stock repurchase program on May 6, 2026 pursuant to which the Company may purchase up to $500 million of the Company’s outstanding common stock. Stock repurchases under the program may be made from time to time, in the open market, in privately negotiated transactions and otherwise, at the discretion of management of the Company and in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act, of 1934, as amended, and other applicable legal requirements. The timing, pricing, and amounts of these repurchases will depend on a number of factors, including the market price of the Company’s common stock and general market and economic conditions. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be suspended or discontinued at any time.
Financial Updates:
Cash, Cash Equivalents and Marketable Securities
Cash, cash equivalents and marketable securities totaled $940.2 million and $587.5 million as of March 31, 2026 and December 31, 2025, respectively.

Total Revenues, Net

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net product revenue	$180,596	$36,739
License and services revenue	4,419	79,690
Royalty revenue	9,500	204
Total revenues, net	$194,515	$116,633
Total revenues, net for the three months ended March 31, 2026 were $194.5 million compared to $116.6 million for the same period in 2025. The $77.9 million increase was primarily driven by a $143.9 million increase in net product revenue from Attruby, and a $9.3 million increase in royalty revenue primarily earned from net product sales of BEYONTTRA in the EU and Japan. These increases were partially offset by a decrease in license and services revenue primarily due to recognition of $75.0 million of milestone-related revenue in 2025.
Total Operating Costs and Expenses

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Total cost of revenues	$9,939	$2,639
Research and development	126,636	111,431
Selling, general and administrative	163,896	106,365
Restructuring, impairment, and related charges	—	570
Total operating costs and expenses	$300,471	$221,005
Total operating costs and expenses for the three months ended March 31, 2026 were $300.5 million, compared to $221.0 million for the same period in 2025. The $79.5 million increase was primarily driven by a $57.5 million increase in selling, general and administrative (SG&A) expenses, reflecting continued investment in the ongoing commercialization of Attruby, pre-commercial activities for BridgeBio's Phase 3 product candidates, a $7.3 million increase in total cost of revenues primarily due to the product costs of Attruby, and a $15.2 million increase in R&D expenses to support the development of late-stage programs.
Stock-based compensation expenses included in operating costs and expenses for the three months ended March 31, 2026 were $33.4 million, of which $20.3 million, $12.1 million, and $1.0 million were included in SG&A expenses, R&D expenses, and cost of goods sold, respectively. Stock-based compensation expenses included in operating costs and expenses for the same period in 2025 were $29.4 million, of which $18.0 million, $11.3 million, and $0.1 million were included in SG&A expenses, R&D expenses, and cost of goods sold, respectively.
Total Other Expense, Net
Total other expense, net for the three months ended March 31, 2026, was $(60.6) million compared to $(65.2) million for the same period in 2025.
The change in total other expense, net of $4.6 million for the three months ended March 31, 2026, compared to the same period in 2025 was primarily driven by a $15.9 million increase in noncash interest expense related to deferred royalty obligations and a $2.7 million increase in net loss from equity method investments. These increases were partially offset by a $21.2 million decrease in loss on extinguishment of debt recognized in 2025 and a $5.2 million decrease in interest expense.
Net Loss Attributable to Common Stockholders of BridgeBio and Net Loss per Share
For the three months ended March 31, 2026, the Company recorded a net loss attributable to common stockholders of BridgeBio of $164.0 million compared to $167.4 million for the same period in 2025.
For the three months ended March 31, 2026, the Company reported a net loss per share of $0.84 compared to $0.88 for the same period in 2025.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenues:
Net product revenue	$180,596	$36,739
License and services revenue	4,419	79,690
Royalty revenue	9,500	204
Total revenues, net	194,515	116,633
Operating costs and expenses:
Cost of revenues:
Cost of goods sold	7,732	2,034
Cost of license, services, and royalty revenue	2,207	605
Total cost of revenues	9,939	2,639
Research and development	126,636	111,431
Selling, general and administrative	163,896	106,365
Restructuring, impairment, and related charges	—	570
Total operating costs and expenses	300,471	221,005
Loss from operations	(105,956)	(104,372)
Other income (expense), net:
Interest income	6,246	5,385
Interest expense	(12,942)	(18,121)
Noncash interest expense on deferred royalty obligations (1)	(39,873)	(24,020)
Loss on extinguishment of debt	—	(21,155)
Net loss from equity method investments	(18,283)	(15,556)
Other income, net	4,253	8,231
Total other expense, net	(60,599)	(65,236)
Net loss	(166,555)	(169,608)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	2,512	2,186
Net loss attributable to common stockholders of BridgeBio	$(164,043)	$(167,422)
Net loss per share attributable to common stockholders of BridgeBio, basic and diluted	$(0.84)	$(0.88)
Weighted-average shares used in computing net loss per share attributable to common stockholders of BridgeBio, basic and diluted	194,789,897	190,145,253
(1)Including a related party amount of $(5,361) for the three months ended March 31, 2026.

	Three Months Ended March 31,
Stock-based Compensation	2026	2025
	(Unaudited)
Cost of goods sold	$970	$91
Research and development	12,144	11,255
Selling, general and administrative	20,249	17,998
Restructuring, impairment and related charges	—	46
Total stock-based compensation	$33,363	$29,390

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$940,186	$587,482
Accounts receivable, net	205,226	139,444
Inventories	32,980	26,753
Prepaid expenses and other current assets	62,914	44,070
Equity method investments	61,529	79,972
Property and equipment, net	4,941	5,366
Operating lease right-of-use assets	17,226	8,149
Intangible assets, net	27,359	28,077
Other assets	18,620	16,712
Total assets	$1,370,981	$936,025
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Deficit
Accounts payable	$29,058	$36,228
Accrued and other current liabilities (2)	229,277	238,361
Operating lease liabilities	18,655	10,003
Deferred revenue	17,891	20,270
2033 Notes, net	619,631	—
2031 Notes, net	565,045	564,565
2029 Notes, net	741,402	740,890
2027 Notes, net	547,483	547,015
Deferred royalty obligations, net (3)	871,185	855,030
Other long-term liabilities	229	244
Redeemable convertible noncontrolling interests	(951)	(570)
Total BridgeBio stockholders' deficit	(2,278,363)	(2,086,610)
Noncontrolling interests	10,439	10,599
Total liabilities, redeemable convertible noncontrolling interests and stockholders' deficit	$1,370,981	$936,025
(1)The condensed consolidated balance sheet of December 31, 2025 is derived from the audited consolidated financial statements as of that date.
(2)Including related party amounts of $3,622 and $2,003 as of March 31, 2026 and December 31, 2025, respectively.
(3)Including related party amounts of $206,377 and $204,650 as of March 31, 2026 and December 31, 2025, respectively.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Operating activities:
Net loss	$(166,555)	$(169,608)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	33,242	25,882
Net loss from equity method investments	18,283	15,556
Noncash interest expense on deferred royalty obligations (1)	39,873	24,020
Change in fair value of the embedded derivative associated with the deferred royalty obligation	(2,158)	(3,952)
Amortization of debt discount and issuance costs	1,819	1,621
Depreciation and amortization	1,186	1,284
Noncash lease expense	1,466	994
Loss on extinguishment of debt	—	21,155
Other noncash adjustments, net	306	(21)
Changes in operating assets and liabilities:
Accounts receivable, net	(65,782)	(110,543)
Inventories	(7,053)	(3,193)
Prepaid expenses and other current assets	(18,845)	(487)
Other assets	(1,795)	1,587
Accounts payable	(7,170)	17,571
Accrued compensation and benefits	(37,476)	(19,363)
Accrued research and development liabilities	12,994	(642)
Operating lease liabilities	(1,852)	(1,470)
Deferred revenue	(2,379)	(2,571)
Other liabilities (2)	4,617	2,945
Net cash used in operating activities	(197,279)	(199,235)
Investing activities:
Purchases of marketable securities	(52,666)	—
Maturities of marketable securities	10,000	—
Payment for an intangible asset	—	(1,595)
Purchases of property and equipment	(69)	—
Net cash used in investing activities	(42,735)	(1,595)
Financing activities:
Proceeds from issuance of 2033 Notes	632,500	—
Issuance costs and discounts associated with 2033 Notes	(12,796)	—
Proceeds from issuance of 2031 Notes	—	575,000
Issuance costs and discounts associated with 2031 Notes	—	(12,034)
Repurchase of common stock	(82,500)	(48,276)
Repayment of term loans	—	(459,000)
Repayments of deferred royalty obligations (3)	(11,293)	(144)
Proceeds from common stock issuances under ESPP	5,466	3,237
Proceeds from stock option exercises, net of repurchases	22,589	2,521
Transactions with noncontrolling interests	—	800
Repurchase of RSU shares to satisfy tax withholding	(4,074)	(1,776)
Net cash provided by financing activities	549,892	60,328
Net increase (decrease) in cash, cash equivalents, and restricted cash	309,878	(140,502)
Cash, cash equivalents, and restricted cash at beginning of period	572,140	683,244
Cash, cash equivalents, and restricted cash at end of period	$882,018	$542,742

(1)Including a related party amount of $5,361 for the three months ended March 31, 2026.
(2)Including a related party amount of $3,622 for the three months ended March 31, 2026.
(3)Including a related party amount of $(2,024) for the three months ended March 31, 2026.

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$20,316	$23,271
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid issuance costs associated with 2033 Notes	$431	$—
Unpaid property and equipment	$12	$337
Transfers to noncontrolling interests	$(1,955)	$(824)
Recognized intangible asset recorded to “Other current liabilities”	$—	$4,500
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$879,891	$540,599
Restricted cash — Included in “Prepaid expenses and other current assets”	550	126
Restricted cash — Included in “Other assets”	1,577	2,017
Total cash, cash equivalents and restricted cash at end of periods shown on the condensed consolidated statements of cash flows	$882,018	$542,742
Webcast Information
BridgeBio will host a conference call and webcast to discuss first quarter financial results today, May 7, 2026, at 4:30 pm ET. This event can be accessed at https://events.q4inc.com/attendee/635926690 or by visiting the “Events & Presentations” page within the Investors section of the BridgeBio website at http://investor.bridgebio.com. A replay of the webcast will be available on the BridgeBio website for 30 days following the event.
About Attruby® (acoramidis)
INDICATION
Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.
IMPORTANT SAFETY INFORMATION
Adverse Reactions
Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported in patients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).
About BridgeBio Pharma, Inc.
BridgeBio exists to develop transformative medicines for genetic conditions. Millions of people worldwide living with genetic conditions lack treatment options, often because drug development for small patient populations can be commercially challenging. We aim to bridge the gap between advancements in genetic science and meaningful medicines for underserved patient populations. Our decentralized, hub-and-spoke model is designed for speed, precision, and scalability. Autonomous and empowered teams focus on individual conditions, while a central hub provides the clinical, regulatory, and commercial capabilities needed to bring innovation to market. For more information, visit bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, YouTube, and TikTok.

BridgeBio Pharma, Inc. Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements relating to the continued commercial success of Attruby/Beyonttra (acoramidis) and the safety, efficacy, biochemical profile, real-world differentiation, and market potential of Attruby/Beyonttra; the Company’s expectations regarding timing of regulatory submissions, approvals and commercial launches, including for BBP-418 in LGMD2I/R9, encaleret in ADH1, and infigratinib in achondroplasia; the Company’s expectations regarding the timing and outcome of pre-commercial activities and its ability to execute on its operational priorities over the coming 12 months, including activities designed to support three critical launches; the timing of the Company’s clinical trials and milestones for its various programs, including for ATTR-CM; the eligibility of BBP-418 under the Rare Pediatric Priority Review Voucher (PRV) program and related FDA review timeline; the advantages of the Company’s business model and overall strategy; the potency, safety and the potential benefits of the Company’s product and product candidates; and the Company’s anticipated share buyback program, including the Company’s views regarding the attractiveness of share repurchases as a use of capital and the value of its common stock relative to the Company’s assessment of intrinsic value. Such statements reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to it and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from the Company’s preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations the Company’s product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the Company’s pre-commercial activities, commercial launches or operational execution not occurring on anticipated timelines or not supporting planned launches as expected, real-world experience with Attruby/Beyonttra not being consistent with observed biochemical differentiation or not translating into differentiated clinical, commercial or market outcomes, the continuing success of the Company’s collaborations, the Company’s ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in the Company’s share price, the Company’s share repurchase program being modified, suspended or discontinued, or share repurchases not delivering the anticipated benefits or proving to be a more attractive use of capital than other alternatives, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and the Middle East, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, the Company

operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
BridgeBio Media Contact:
Bubba Murarka, Executive Vice President
contact@bridgebio.com
(650)-789-8220
BridgeBio Investor Contact:
Chinmay Shukla, Senior Vice President, Strategic Finance
ir@bridgebio.com